Filed Pursuant to Rule 424(b)(3)

Registration No.: 333-265951

AMENDMENT NO. 1 DATED MARCH 4, 2025

(To prospectus supplement dated February 27, 2025

and prospectus dated July 1, 2022)

$250,000,000

BAIN CAPITAL SPECIALTY FINANCE, INC.

Common Stock

This Amendment No. 1 to the Prospectus Supplement amends our prospectus supplement dated February 27, 2025. This amendment should be read in conjunction with the prospectus dated July 1 2022.

Calculation of Filing Fee Tables

Form 424B2

(Form Type)

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)(1)			$250,000,000	0.00015310	$38,275.00

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)

	Total Offering Amount					$250,000,000		$38,275.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$38,275.00

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

1